UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

000-20412

(Commission File Number)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

 (320) 764-5797

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual general meeting of the holders of common shares of International Barrier Technology Inc. held on December 6, 2013, the shareholders voted on the following matters:

1.

Fixing the Number of Directors at Three.  The shareholders approved the number of directors to be fixed at three.

For:  24,786,331

Against:  345,381

Non-votes:  23,536

2.

Election of Directors.  The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

Michael Huddy:

For:  9,806,764

Withheld:  150,550

Non-votes:  15,197,934

David Corcoran:

For:  9,806,764

Withheld:  150,550

Non-votes:  15,197,934

Victor Yates:

For:   9,810,764

Withheld:  146,550

Non-votes:  15,197,934

3.

Appointment of Auditors.  The shareholders approved the appointment of BDO Canada LLP, Chartered Accountants as independent auditors of the Company for the year ending June 30, 2014.

For:   24,299,381

Withheld:  855,867

Non-votes:    0

4.

Approval of Stock Option Plan.  The shareholders approved the Company’s 2005 stock option plan.

For:   9,412,814

Against:  544,500

Non-votes:    15,197,934

5.

Advisory (Non-Binding) Vote of Executive Compensation.  The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2013 annual general meeting.

For:   9,505,419

Against:   451,985

Non-votes:  15,197,934

6.

Frequency of Advisory (Non-Binding) Vote of Executive Compensation.  The shareholders approved, on an advisory basis, the frequency of holding future advisory votes on the compensation of the Company’s named executive officers be every three (3) years.

For:   9,291,369

Against:   665,945

Non-votes:   15,197,934

Based upon the results of the shareholder vote, the Company intends to submit to its shareholders an advisory vote on executive compensation at its annual meeting every three (3) years until the next advisory vote on the frequency of stockholder voting on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Barrier Technology Inc.
Date	December 11, 2013	(Registrant)
/s/ Melissa McElwee
Melissa McElwee, CFO

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